                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT _October 15, 2001

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

           Texas                                      74-2763837
(State of incorporation)                   (IRS Employer Identification Number)

4137 Commerce Circle                                     83401
Idaho Falls, Idaho                                     (Zip Code)
(Address of principal executive offices)


                                 (208) 524-5300
              (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountants

         KPMG LLP was previously the principal accountants for International Isotopes, Inc. (the "Company"). On September 6, 2001, the Company elected to terminate that firm's appointment effective after the completion of the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 and the issuance of the report thereon. The Company has retained Grant Thornton LLP ("Grant Thornton") as principal accountants. The decision to change accountants was approved by the audit committee of the board of directors.

         In connection with the audits of the two fiscal years ended December 31, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         KPMG LLP noted the following matters in their letter dated June 6, 2001 involving internal controls and its operations that they considered material weaknesses:

          o The Company failed to maintain the general ledger in a timely manner. As of March 2001, many accounts had not been reconciled since September 2000.

          o The Company's finance department is understaffed and was not cross-trained to cover all essential accounting positions during the quarter ended December 31, 2000 and through the date of this letter. With the departure of the Company's accounting manager in the fourth quarter of 2000, the Company had little knowledge of certain transactions recorded to the general ledger during fiscal year 2000 and the overall closing process.

          o The Company could not readily produce support for recorded transactions. Support had to be constructed through the employment of a third-party and contacting vendors, attorneys, banks and customers with which the Company conducts business.

         The audit report of KPMG LLP on the consolidated financial statements of International Isotopes, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

         KPMG LLP's report on the consolidated financial statements of International Isotopes, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999, contained an explanatory paragraph that indicated "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Item 7. Financial Statements and Exhibits

     Exhibits

         16                Letter of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      International Isotopes Inc.
                                      (Registrant)



                                      By: /s/ Steve T. Laflin
                                          -------------------------------------
                                          Steve T. Laflin
                                          President and Chief Executive Officer
Date:  October 15, 2001

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER              DESCRIPTION
       ------              -----------
         16                Letter of KPMG LLP